UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2024

HORIZON TECHNOLOGY FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HRZN	The Nasdaq Stock Market LLC
4.875% Notes due 2026	HTFB	The New York Stock Exchange
6.25% Notes due 2027	HTFC	The New York Stock Exchange

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

On June 21, 2024, Horizon Funding II, LLC (the “Issuer”), a Delaware limited liability company and wholly owned subsidiary of Horizon Technology Finance Corporation (the “Company”), entered into an Indenture, dated as of June 21, 2024, by and among the Issuer, as issuer, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and U.S. Bank National Association, as securities intermediary (“US Bank”) (the “Indenture”), which provides the Issuer with a $100 million commitment from the Lenders and may increase to $200 million with the mutual agreement of the Company and the Lenders. Concurrently, the Issuer entered into a Note Funding Agreement, dated as of June 21, 2024, by and among the Issuer, as issuer, and the Initial Purchasers (as defined therein) (the “Lenders”) (the “Note Funding Agreement”), pursuant to which the Issuer may issue up to $100 million of senior secured notes. In addition, the Issuer entered into a Sale and Servicing Agreement, dated as of June 21, 2024, by and among the Issuer, as issuer, the Company, as originator, seller and servicer, the Trustee, as trustee, and U.S. Bank, as backup servicer, lockbox bank, custodian and securities intermediary (the “S&S Agreement,” together with the Indenture and the Note Funding Agreement, the “Credit Facility”), which, among other things, provides that borrowings under the Credit Facility shall bear interest, payable monthly, determined at a rate per annum equal to the greater of (i) the yield for the United States Treasury constant maturity 3-year and 5-year in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” interpolated to a 4.88-year weighted average life plus 3.15% and (ii) 5.00%.  The Credit Facility has a one-year funding period and a three-year reinvestment period.

The description of the documentation related to the Indenture, the Note Funding Agreement and the S&S Agreement contained in this Current Report on Form 8-K is only a summary of the material terms of the Indenture, the Note Funding Agreement and the S&S Agreement and are qualified in their entirety by the terms of the Indenture, the Note Funding Agreement and the S&S Agreement filed as exhibits hereto, which is incorporated herein by reference.

Section 2	Financial Information
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Section 7	Regulation FD
Item 7.01	Regulation FD Disclosure

On June 24, 2024, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 and the information set forth therein, is deemed to have been furnished to, and shall not be deemed to be “filed” with, the U.S. Securities and Exchange Commission.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Indenture, dated as of June 21, 2024, by and among Horizon Funding II, LLC, as issuer, U.S. Bank Trust Company, National Association, as trustee, and U.S. Bank National Association, as securities intermediary.
10.2	Note Funding Agreement, dated as of June 21, 2024, by and among Horizon Funding II, LLC, as issuer, and the Initial Purchasers (as defined therein).
10.3	Sale and Servicing Agreement, dated as of June 21, 2024, by and among Horizon Funding II, LLC, as issuer, Horizon Technology Finance Corporation, as originator, seller and servicer, U.S. Bank Trust Company, National Association, as trustee, and U.S. Bank National Association, as backup servicer, lockbox bank, custodian and securities intermediary.
99.1	Press Release of the Company dated June 24, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2024	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

3